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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                    FORM 8-K


 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934

Date of Report (Date of earliest event reported)  August 30, 1996


                           JERRY'S FAMOUS DELI, INC.
             (Exact name of registrant as specified in its charter)


        California                       0-26956                95-3302338
    (State or other              (Commission File Number)     (IRS Employer
jurisdiction of incorporation)                             Identification No.)




                       12711 Ventura Boulevard, Suite 400
                         Studio City, California  91604
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (818) 766-8311
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Item 5.  Other Events

         On August 30, 1996, Jerry's Famous Deli, Inc. (the "Company") completed the sale to Yucaipa Waterton Deli Investors, L.L.C. ("Yucaipa") of 6,000 shares of Series A Preferred Shares (the "Shares") and a warrant (the "Warrant") to purchase 65,000 shares of the common stock, no par value, of the Company (the "Common Stock"), for an aggregate purchase price of $6,000,100. Yucaipa is an affiliate of The Waterton Investment Group, an investment partnership formed by Ken Abdalla, formerly of Salomon Brothers, and Ron Burkle, Chairman of The Yucaipa Companies.

         The terms of the sale of the Shares and Warrants are set forth in a Private Securities Subscription Agreement and Registration Rights Agreement and two letter agreements between the Company and Waterton Management, L.L.C. ("Waterton"), another affiliate of The Waterton Investment Group. In addition, The Starkman Family Trust (the "Starkman Trust"), the principal shareholder of the Company, has entered a letter agreement with Waterton. The rights of the holders of the Shares are described in the Second Amended and Restated Certificate of Determination of Rights of Series A Preferred Shares, and the rights of the holders of the Warrant are described in a Common Stock Purchase Warrant, all of which documents are filed as exhibits to this Report. The following is a summary of certain provisions of those documents, and is qualified by reference to such documents.

         Each Share has a right to dividends of $80.00 per share per year, payable quarterly in arrears, in cash or shares of Common Stock. Each Share has a liquidation preference of $1,000 per share. Each Share is convertible at the option of the holders, at any time commencing ninety days following the initial issuance of shares, and is automatically converted on August 30, 1999, into Common Stock, at a conversion price equal to a 17% discount from the average market price of the Common Stock for the five days preceding the conversion, provided that the maximum conversion price is $6.00 per share and the minimum conversion price is $3.00 per share.

         The holders of the Shares currently have no voting rights except as required by law. However, the Company has agreed to seek approval from Nasdaq to issue a new class of Series B Preferred Shares, into which the Shares will automatically convert if Nasdaq approval is obtained. The Series B Preferred Shares will be identical to the Shares except for the right to vote on all matters which may be presented to the shareholders for a vote. The Company has requested Nasdaq to approve voting rights of each Series B Preferred Share equal to 109 shares of Common Stock based upon the purchase price of $1,000 per Series B Preferred Share and a market price of $9-1/8 per share of the Company's Common Stock on August 23, 1999.

         The Warrant is exercisable at any time until August 22, 1996 for up to 65,000 shares of Common Stock, at an exercise price of $1.00 per share.

         The holders of Common Stock issuable upon conversion of the Shares and exercise of the Warrant have registration rights which require the Company to register the




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shares for resale immediately upon the Shares becoming convertible into Common
Stock, as provided for in the Registration Rights Agreement.

         The Company has also granted options to Waterton to purchase an additional $13,000,000 of Shares (or Series B Preferred Shares if Nasdaq approval is obtained as described above) and warrants to purchase 140,833 shares of Common Stock, upon the same terms and registration rights as the Shares (or Series B Preferred Shares) and Warrant. The options are exercisable upon the Company obtaining a waiver from Nasdaq of its requirement for a shareholder vote to approve an issuance of shares in excess of 20% of the total outstanding shares or, if such waiver is not obtained, upon the Company's obtaining shareholder approval of the issuance of additional Shares. In addition, the exercise of the option is subject to other necessary required regulatory approvals. If such approval is obtained, Waterton or its designee will have a period of 30 days in which to complete the purchase of an additional $6,000,000 of Shares and warrants to purchase 65,000 shares of Common Stock, and an additional 90 days to purchase an additional $7,000,000 of Shares and warrants to purchase 75,833 shares of Common Stock.

         In the event that Waterton and its designees purchase a total of $19,000,000 of Shares, Waterton will have a five-day right of first refusal to purchase any additional shares of Common Stock or other securities convertible into Common Stock offered by the Company in a private placement for a period of two years. In addition, the Starkman Trust has agreed to give Waterton or its designees certain rights of first refusal to purchase any additional shares of Common Stock offered for sale by the Starkman Trust in excess of 1,000,000 for a period of two years.

         The Company has further agreed to expand its board of directors and to appoint Ken Abdalla as a director upon request of Waterton. If Waterton or its designee purchases an additional $13 million of Shares, Waterton shall be entitled to appoint another director upon notice to the Company.

Item 7.  Financial Statements and Exhibits

                 (c)      Exhibits.

3.1 Articles of Incorporation, as amended (including Second Amended and Restated Certificate of Determination of Rights of Series A Preferred Shares)

10.1     Private Securities Subscription Agreement and Registration Rights
         Agreement.

10.2     Common Stock Purchase Warrant Certificate.

10.3 Letter Agreements dated August 22, 1996 between the Company and Waterton Management, L.L.C.





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10.4     Letter Agreement dated August 22, 1996 between The Starkman Family
         Trust and Waterton Management, L.L.C.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 4, 1996             JERRY'S FAMOUS DELI, INC.



                                      By: /s/ ISAAC STARKMAN
                                          ------------------------------------
                                          Isaac Starkman,
                                          President and Chief Executive Officer






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                                 EXHIBIT INDEX


Exhibit                                                             Sequentially Numbered
Number            Description                                                Page
3.1      Articles of Incorporation, as amended (including Second Amended and Restated Certificate of Determination of
         Rights of Series A Preferred Shares).

10.1     Private Securities Subscription Agreement and Registration Rights Agreement.

10.2     Common Stock Purchase Warrant Certificate.

10.3     Letter Agreements dated August 22, 1996 between the Company and Waterton Management, L.L.C.

10.4     Letter Agreement dated August 22, 1996 between The Starkman Family Trust and Waterton Management, L.L.C.